Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of GMS Inc., a Delaware corporation (the "Company"), for the quarter ended July 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), G. Michael Callahan, Jr., Chief Executive Officer, President and Director of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 30, 2018	/s/ G. Michael Callahan, Jr.
G. Michael Callahan, Jr.
Chief Executive Officer, President and Director
(Principal Executive Officer)